SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 9, 2012

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2012, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Varian Medical Systems, Inc. (the “Company”) approved new compensation arrangements for certain of the Company’s executive officers. Set forth below are the annual base salaries for fiscal year 2013 for those individuals:

Elisha W. Finney, Executive Vice President, Finance and Chief Financial Officer	$573,735
Kolleen T. Kennedy, Senior Vice President and President, Oncology Systems	$550,066
Robert H. Kluge, Senior Vice President and President, X-ray Products	$463,316
John W. Kuo, Senior Vice President, General Counsel and Corporate Secretary	$417,027

In addition, the Compensation Committee approved increases to the percentage of salary that these executive officers can achieve if the goals under the Company’s Management Incentive Plan are achieved. Effective for fiscal year 2013, target awards (i.e., 100% goal achievement) for the individuals listed below will be the percentage of base salary that appears opposite his or her name.

Elisha W. Finney	83%
Kolleen T. Kennedy	83%
Robert H. Kluge	78%
John W. Kuo	68%

The above executive officers will not be eligible to participate in the Company’s Employee Incentive Plan commencing in fiscal year 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

	By:	/s/ John W. Kuo
	Name:	John W. Kuo
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 15, 2012

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